UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 24, 2017

Apawthecary Pets USA
(Exact name of registrant as specified in its charter)

Nevada	000-55513	26-1679929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o Bradley Kersch

297 Kingsbury Grade, Suite 100

Lake Tahoe, NV 89449-4470

(Address of Principal Executive Offices) (Zip Code)

(323) 345-4587

(Registrant’s telephone number, including area code)

Bookedbyus Inc

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On August 24, 2017 Apawthecary Pets USA entered into a License Agreement with Solace Management Group Inc. a British Columbia corporation the material terms of such license agreement are:

1.	Upon execution of the Agreement, the Apawthecary Pets USA shall provide a non-refundable license fee in the amount of $100,000 (the “License Fee”) to be held in an escrow account pursuant and subject to the terms of an escrow agreement whereby the License Fee will remain in the escrow account until the earlier of a $3,000,000 raise by the Licensee or after the Set-up Period.

2.	Term of the Licence Agreement is 10 years with a 5 year renewal term.

3.	The license is an exclusive, non-transferable, non-sub licensable license to manufacture, sell, represent, market, distribute and advertise the Licensed Products within the Territory on the terms and conditions set forth in the License Agreement and shall include access to, and use of, the Solace Management Group Inc.’s Licensed Products and Services, Marks, Manuals, brands, and the business format, formulations, methods, specifications, standards, and operating procedures.

4.	Apawthecary Pets USA shall pay the Solace Management Group Inc. for all packaging and shipment expenses to the Licensee at the then current market rate plus 20%.

5.	Royalties will commence to accrue when the Licensed Products are accepted by the Apawthecary Pets USA. Apawthecary Pets USA shall pay quarterly royalties in addition to the yearly royalty fee, 10% of sales based on the wholesale price of each item.

Item 5.06 Change in Shell Company Status.

Prior to this License Agreement, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of the License Agreement, we have ceased to be a “shell company.”

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

We incorporate by reference the Company’s financial statements filed with the SEC on April 7, 2017 on its Form 10-Q file number 000-55513.

We incorporate by reference the Company’s financial statements filed with the SEC on December 5, 2016, on its Form 10-K file number 000-55513.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Apawthecary Pets USA.

Dated: August 25, 2017	By:	/s/ Bradley Kersch
Bradley Kersch
President, Director

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